UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2018

GENERATION NEXT FRANCHISE BRANDS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-55164	45-2511250
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2620 Financial Court, Suite 100, Diego, California 92117

(Address of Principal Executive Offices)

858-210-4200

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Appointment of Certain Officers.

On September 27, 2018, the board of directors of Generation Next Franchise Brands, Inc. (the “Company”) appointed Nick Yates as Chief Executive Officer of the Company to succeed Art Budman, the then current CEO of the Company. Mr. Budman will continue as the Company’s Chief Financial Officer. The Company made the decision to make adjustments in titles in order to align titles more closely with roles and activities in the Company.

Mr. Yates has been Chairman of the Company since July 2013, focusing on developing company-owned businesses, international franchising, company financings, and investor relations. Mr. Yates has been instrumental in driving all aspects of the Company as the creative force behind the Company injecting energy, vision, and direction at all levels. Mr. Yates identified Robofusion, the original inventor of the Robotic Vending Kiosk now operated by Reis & Irvy’s, he secured the Company’s exclusive manufacturing partner Flex Limited, created entirely our international license program, and negotiated the exclusive agreement with Compass Group USA to secure locations.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Generation Next Franchise Brands, Inc.

Date: October 2, 2018	By:	/s/ Nick Yates
Nick Yates
Chief Executive Officer

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